Exhibit 99.1

DuPont Reports First Quarter 2023 Results
•Net Sales of $3.0 billion decreased 8%; organic sales decreased 3% versus year-ago period
•GAAP Income from continuing operations of $273 million; operating EBITDA of $714 million
•GAAP EPS from continuing operations of $0.58; adjusted EPS of $0.84
•Operating cash flow of $343 million; adjusted free cash flow of $102 million

WILMINGTON, Del., May 2, 2023 - DuPont (NYSE: DD) today announced financial results(1) for the first quarter ended March 31, 2023.

“We delivered earnings in line with our expectations for the first quarter of 2023 which reflects our team’s continued strong execution despite a lower volume environment in electronics and construction-related end markets,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer. “While sales within Semiconductor Technologies and Interconnect Solutions were down during the quarter as expected, Industrial Solutions as well as the Water & Protection segment delivered organic sales growth and we saw continued robust demand within our auto adhesives portfolio. Our businesses are well-equipped to leverage leading market positions and accelerate growth when consumer-driven, short-cycle electronics end markets recover.”

“Today we also announced a definitive agreement to acquire Spectrum Plastics Group(3), a leading manufacturer of critical components and devices primarily into medical end-markets for highly complex, mission critical applications,” Breen continued. “This intended acquisition adds to DuPont’s industrial technologies growth pillar and strengthens our existing position in stable and fast-growing healthcare end-markets. We expect this deal to add substantial shareholder value over time through both growth and clear synergies with our existing medical-related products.”

First Quarter 2023 Results(1)

Dollars in millions, unless noted	1Q’23	1Q’22	Change vs. 1Q’22	Organic Sales (2) vs. 1Q’22
Net sales	$3,018	$3,274	(8)%	(3)%
GAAP Income from continuing operations	$273	$232	18%
Operating EBITDA(2)	$714	$818	(13)%
Operating EBITDA(2) margin %	23.7%	25.0%	(130) bps
GAAP EPS from continuing operations	$0.58	$0.42	38%
Adjusted EPS(2)	$0.84	$0.82	2%

Net sales
•Net sales decreased 8% as organic sales(2) declined 3%, along with currency headwinds of 3% and unfavorable portfolio impact of 2%.
•Organic sales(2) decline of 3% consisted of a 7% decrease in volume partially offset by a 4% increase in price.
◦Lower volume resulted from decreased consumer electronics spending and channel inventory destocking, along with softness in construction end-markets, partially offset by continued strength in areas such as water, auto adhesives and in industrial end-markets such as aerospace and healthcare.
◦Price increase reflects the carryover impact of actions taken in 2022 to offset broad-based cost inflation.
•4% organic sales(2) growth in Water & Protection; 13% organic sales(2) declines in Electronics & Industrial; 6% organic sales(2) growth in the retained businesses reported in Corporate.
•5% organic sales(2) growth in EMEA, 1% organic sales(2) growth in U.S. & Canada and 10% organic sales(2) decline in Asia Pacific.
(1) Results presented on a continuing operations basis. See page 5 for further information, including the basis of presentation included in this release.
(2) Adjusted EPS, operating EBITDA, operating EBTIDA margin, organic sales and free cash flow are non-GAAP measures. See page 6 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 11 of this communication.
(3) Acquisition of Spectrum Plastics Group (“Spectrum”) is expected to close by the end of the third quarter 2023, subject to customary closing conditions and regulatory approval.
(4) 2023 outlook on page 3 excludes estimated impact related to intended acquisition of Spectrum. Adjusted EPS outlook on page 3 assumes that by year-end 2023, the Company substantially completes the remaining repurchase authority under its $5 billion share buyback program announced on November 8, 2022.

GAAP Income/GAAP EPS from continuing operations
•GAAP income/GAAP EPS from continuing operations increased as the absence of an asset impairment charge recorded in the prior year related to an equity method investment, lower net interest expense and the impact of a lower share count related to our accelerated share repurchase program more than offset lower segment earnings and a higher tax rate.

Operating EBITDA(2)
•Operating EBITDA(2) decreased primarily due to volume declines as pricing and disciplined cost control were offset by inflationary cost pressure related primarily to higher raw material costs, along with currency headwinds.

Adjusted EPS(2)
•Adjusted EPS(2) increased as lower net interest expense and the impact of a lower share count related to our accelerated share repurchase program more than offset lower segment earnings and a higher tax rate.

Operating cash flow
•Operating cash flow in the quarter of $343 million and capital expenditures of $241 million resulted in adjusted free cash flow(2) of $102 million. Adjusted free cash flow(2) in the quarter includes headwinds of about $75 million for transaction costs related to the M&M Divestitures.

First Quarter 2023 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	1Q’23	1Q’22	Change vs. 1Q’22	Organic Sales(2) vs. 1Q’22
Net sales	$1,296	$1,536	(16)%	(13)%
Operating EBITDA	$362	$476	(24)%
Operating EBITDA margin %	27.9%	31.0%	(310) bps

Net sales
•Net sales decreased 16% as organic sales(2) declined 13%, along with currency headwinds of 2% and unfavorable portfolio impact of 1%.
•Organic sales(2) decline of 13% driven by a 15% decrease in volume partially offset by a 2% increase in price.
◦Interconnect Solutions sales down 21% on an organic(2) basis on volume declines related to decreased consumer electronics spending and channel inventory destocking.
◦Semiconductor Technologies sales down mid-teens on an organic(2) basis driven by volume declines resulting from reduced semiconductor fab utilization rates due to weaker end-market demand and channel inventory destocking.
◦Industrial Solutions sales up low single-digits on an organic(2) basis as pricing and ongoing strength in broad-based industrial markets such as aerospace and healthcare were partially offset by lower demand in consumer-driven advanced printing and lighting applications.

Operating EBITDA
•Operating EBITDA decreased due primarily to volume declines and reduced production rates to better align with demand.

Water & Protection

Dollars in millions, unless noted	1Q’23	1Q’22	Change vs. 1Q’22	Organic Sales(2) vs. 1Q’22
Net sales	$1,449	$1,429	1%	4%
Operating EBITDA	$344	$341	1%
Operating EBITDA margin %	23.7%	23.9%	(20) bps

Net sales
•Net sales increased 1% as organic sales(2) growth of 4% was mostly offset by a 3% currency headwind.
•Organic sales(2) growth of 4% reflects a 6% increase in price resulting from the carryover impact of broad-based actions taken in 2022 to offset cost inflation partially offset by a 2% decrease in volume driven by Shelter Solutions.
◦Water Solutions sales up low double-digits on an organic(2) basis on pricing and continued strong demand for water technologies.
◦Safety Solutions sales up mid single-digits on an organic(2) basis on pricing and volume gains resulting from strength in aerospace, automotive and healthcare end-markets.
◦Shelter Solutions sales down mid single-digits on an organic(2) basis as pricing gains were more than offset by volume declines in construction markets.

Operating EBITDA
•Operating EBITDA increased as pricing and disciplined cost control were mostly offset by inflationary cost pressure related primarily to higher raw material and energy costs, currency headwinds and lower volumes.

Outlook(4)

Dollars in millions, unless noted	2Q’23E	Full Year 2023E
Net sales	~$3,020	$12,300 - $12,500
Operating EBITDA(2)	~$715	$3,000 - $3,100
Adjusted EPS(2)(4)	~$0.84	$3.55 - $3.70

“I am pleased with our team’s focus on execution as we start the year in an environment of select volume pressure with lower volumes in electronics and construction,” said Lori Koch, Chief Financial Officer of DuPont. “We continue to expect ongoing strength throughout the year in areas such as water, automotive, aerospace and healthcare. Within electronics markets, we continue to see weakness and channel inventory destocking in the near-term.”

“Based on recent customer feedback and third-party market forecasts within electronics, we expect customer utilization rates to bottom relatively near-term and to improve during the third quarter, which is about a quarter later than previously expected,” Koch continued. “Due to the delay in electronics recovery, we are adjusting the high-end of our existing guidance ranges for full year net sales, operating EBITDA and adjusted EPS. For the second quarter 2023, we expect similar results to the first quarter as overall market conditions are anticipated to be generally the same.”

Conference Call
The Company will host a live webcast of its first quarter earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-999-2030	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On November 1, 2022, DuPont completed the divestiture, previously announced on February 18, 2022, of the majority of the historical Mobility & Materials segment, including the Engineering Polymers business line and select product lines within the Advanced Solutions and Performance Resins business lines (the “M&M Divestiture”), to Celanese Corporation (“Celanese”). The Company also announced on February 18, 2022, that its Board of Directors has approved the divestiture of the Delrin® acetal homopolymer (H-POM) business. In addition to the entry into definitive agreements, the Company anticipates that the closing of the sale of Delrin® would be subject to regulatory approvals and other customary closing conditions, (the “Delrin® Divestiture” and together with the M&M Divestiture, the "M&M Divestitures”).

The financial position of DuPont as of March 31, 2023 and December 31, 2022 presents the assets and liabilities of the Delrin® Divestiture as discontinued operations. The results of operations for the three months ended March 31, 2023 present the financial results of the Delrin® Divestiture as discontinued operations. In the comparative period, the results of operations for both the M&M Divestiture and the Delrin® Divestiture are presented as discontinued operations. The cash flows of these businesses have not been segregated and are included in the Consolidated Statement of Cash Flows. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refer only to DuPont's Continuing Operations and do not include discussion of balances or activity of the M&M Divestitures.

Cautionary Statement Regarding Forward Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the possibility that the Company may fail to realize the anticipated benefits of the $5 billion share repurchase program announced on November 8, 2022 and that the program may be suspended, discontinued or not completed prior to its termination on June 30, 2024; (ii) ability to achieve anticipated tax treatments in connection with mergers, acquisitions, divestitures, and other portfolio changes and the impact of changes in relevant tax and other laws; (iii) indemnification of certain legacy liabilities; (iv) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours; (v) failure to timely close on anticipated terms (or at all), realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with mergers, acquisitions, divestitures and other portfolio changes, including the acquisition of Spectrum; (vi) risks and uncertainties, including increased costs and the ability to obtain raw materials, related to operational and supply chain impacts or disruptions, which may result from, among other events, pandemics and responsive actions, timing and recovery from demand decline in consumer-facing markets, including in China, and geo-political and weather related events; (vii) ability to offset increases in cost of inputs, including raw materials, energy and logistics; (viii) risks from continuing or expanding trade disputes or restrictions, including on exports to China of U.S.-regulated products and technology impacting the semiconductor business; (ix) risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; and (x) other risks to DuPont's business, operations; each as further discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Divestitures, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company is performing post-closing of the M&M Divestiture or will perform post-close of the Delrin Divestiture and for which it is/will be reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted earnings per common share from continuing operations - diluted ("Adjusted EPS"), is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Management estimates amortization expense in 2023 associated with intangibles to be approximately $590 million on a pre-tax basis, or approximately $1.00 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages. Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted free cash flow is defined as cash provided by/used for operating activities less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, adjusted free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company's primary source of liquidity, cash provided by operating activities. In connection with its earnings release for the third quarter of 2022, the Company updated the definition of adjusted free cash flow to exclude the impact of cash inflows/outflows that are of a certain magnitude, unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. The change was driven by the estimated tax payments associated with the M&M Divestiture which meet the magnitude criterion, were unusual in nature and infrequent in occurrence and were not related to the Company’s ordinary course of business or underlying business liquidity. The Company believes that excluding items of this nature provides the Company’s investors with better understanding of and enables them to compare our underlying business liquidity from period to period. Similar adjustments to prior year measures of adjusted free cash flow were not necessary. Management notes that for the periods ended March 31, 2023 and 2022, respectively, there were no exclusions for items that are unusual in nature and/or infrequent in occurrence. Management believes adjusted free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company's cash flow and financial performance, and it is an integral measure used in the Company's financial planning process.

Adjusted free cash flow conversion is defined as adjusted free cash flow divided by net income adjusted to exclude the after-tax impact of noncash impairment charges, gains or losses on divestitures, amortization expense of intangibles and tax benefit/expense from discontinued operations.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended March 31,
	2023	2022
Net sales	$3,018	$3,274
Cost of sales	1,983	2,110
Research and development expenses	127	143
Selling, general and administrative expenses	340	389
Amortization of intangibles	147	153
Restructuring and asset related charges - net	14	101
Acquisition, integration and separation costs	—	8
Equity in earnings of nonconsolidated affiliates	15	26
Sundry income (expense) - net	29	3
Interest expense	95	120
Income from continuing operations before income taxes	356	279
Provision for income taxes on continuing operations	83	47
Income from continuing operations, net of tax	273	232
(Loss) Income from discontinued operations, net of tax	(8)	276
Net income	265	508
Net income attributable to noncontrolling interests	8	20
Net income available for DuPont common stockholders	$257	$488

Per common share data:
Earnings per common share from continuing operations - basic	$0.58	$0.42
(Loss) Earnings per common share from discontinued operations - basic	(0.02)	0.54
Earnings per common share - basic	$0.56	$0.95
Earnings per common share from continuing operations - diluted	$0.58	$0.42
(Loss) Earnings per common share from discontinued operations - diluted	(0.02)	0.53
Earnings per common share - diluted	$0.56	$0.95

Weighted-average common shares outstanding - basic	458.8	512.0
Weighted-average common shares outstanding - diluted	460.2	513.8

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	March 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$3,525	$3,662
Marketable securities	1,319	1,302
Accounts and notes receivable - net	2,438	2,518
Inventories	2,443	2,329
Prepaid and other current assets	157	168
Assets of discontinued operations	1,318	1,291
Total current assets	11,200	11,270
Property, plant and equipment - net of accumulated depreciation (March 31, 2023 - $4,574; December 31, 2022 - $4,448)	5,738	5,731
Other Assets
Goodwill	16,703	16,663
Other intangible assets	5,366	5,495
Restricted cash and cash equivalents	104	103
Investments and noncurrent receivables	744	733
Deferred income tax assets	112	109
Deferred charges and other assets	1,241	1,251
Total other assets	24,270	24,354
Total Assets	$41,208	$41,355
Liabilities and Equity
Current Liabilities
Short-term borrowings	$300	$300
Accounts payable	1,921	2,103
Income taxes payable	186	233
Accrued and other current liabilities	863	951
Liabilities of discontinued operations	136	146
Total current liabilities	3,406	3,733
Long-Term Debt	7,807	7,774
Other Noncurrent Liabilities
Deferred income tax liabilities	1,145	1,158
Pension and other post-employment benefits - noncurrent	527	522
Other noncurrent obligations	1,162	1,151
Total other noncurrent liabilities	2,834	2,831
Total Liabilities	14,047	14,338
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2023: 459,016,898 shares; 2022: 458,124,262 shares)	5	5
Additional paid-in capital	48,256	48,420
Accumulated deficit	(20,807)	(21,065)
Accumulated other comprehensive (loss) income	(717)	(791)
Total DuPont stockholders' equity	26,737	26,569
Noncontrolling interests	424	448
Total equity	27,161	27,017
Total Liabilities and Equity	$41,208	$41,355

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income	$265	$508
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	277	342
Credit for deferred income tax and other tax related items	(9)	(252)
Earnings of nonconsolidated affiliates (in excess of) less than dividends received	(10)	18
Net periodic benefit costs (credits)	8	(1)
Periodic benefit plan contributions	(21)	(20)
Net (gain) loss on sales and split-offs of assets, businesses and investments	(19)	3
Restructuring and asset related charges - net	14	101
Other net loss	28	24
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	48	(254)
Inventories	(133)	(277)
Accounts payable	(52)	304
Other assets and liabilities, net	(53)	(287)
Cash provided by operating activities	343	209
Investing Activities
Capital expenditures	(241)	(251)
Proceeds from sales of property and businesses, net of cash divested	—	15
Acquisitions of property and businesses, net of cash acquired	—	5
Purchases of investments	(17)	—
Other investing activities, net	(1)	2
Cash used for investing activities	(259)	(229)
Financing Activities
Changes in short-term notes borrowings	—	254
Purchases of common stock	—	(375)
Proceeds from issuance of Company stock	12	83
Employee taxes paid for share-based payment arrangements	(26)	(22)
Distributions to noncontrolling interests	(34)	(18)
Dividends paid to stockholders	(165)	(169)
Cash transferred to IFF and subsequent adjustments	—	(11)
Cash used for financing activities	(213)	(258)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	(25)
Decrease in cash, cash equivalents and restricted cash	(136)	(303)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	3,772	2,037
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	39
Cash, cash equivalents and restricted cash at beginning of period	3,772	2,076
Cash, cash equivalents and restricted cash from continuing operations, end of period	3,636	1,734
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	39
Cash, cash equivalents and restricted cash at end of period	$3,636	$1,773

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended
In millions (Unaudited)	Mar 31, 2023	Mar 31, 2022
Electronics & Industrial	$1,296	$1,536
Water & Protection	1,449	1,429
Corporate & Other [1]	273	309
Total	$3,018	$3,274
U.S. & Canada	$1,023	$1,049
EMEA [2]	582	577
Asia Pacific[3]	1,293	1,545
Latin America	120	103
Total	$3,018	$3,274

Net Sales Variance by Segment and Geographic Region	Three Months Ended March 31, 2023
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	2%	(15)%	(13)%	(2)%	(1)%	(16)%
Water & Protection	6	(2)	4	(3)	—	1
Corporate & Other [1]	5	—	5	(3)	(14)	(12)
Total	4%	(7)%	(3)%	(3)%	(2)%	(8)%
U.S. & Canada	6%	(5)%	1%	—%	(3)%	(2)
EMEA[2]	5	—	5	(4)	—	1
Asia Pacific	3	(13)	(10)	(4)	(2)	(16)
Latin America	3	14	17	—	—	17
Total	4%	(7)%	(3)%	(3)%	(2)%	(8)%
1.Corporate & Other includes activities of the Retained Businesses and other previously divested businesses including Biomaterials.
2.Europe, Middle East and Africa.
3.Net sales attributed to China, for the three months ended March 31, 2023 and 2022 were $525 million and $707 million, respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2023	Mar 31, 2022
Electronics & Industrial	$362	$476
Water & Protection	344	341
Corporate & Other [1]	8	1
Total	$714	$818
1. Corporate & Other includes activities of the Retained Businesses and other previously divested businesses including Biomaterials.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2023	Mar 31, 2022
Electronics & Industrial	$5	$10
Water & Protection	10	14
Corporate & Other [1]	—	2
Total equity earnings included in operating EBITDA (GAAP)	$15	$26
1. Corporate & Other includes activities of the Retained Businesses and other previously divested businesses including Biomaterials.

Reconciliation of "Income (Loss) from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended
In millions (Unaudited)	Mar 31, 2023	Mar 31, 2022
Income from continuing operations, net of tax (GAAP)	$273	$232
+ Provision for (benefit from) income taxes on continuing operations	83	47
Income from continuing operations before income taxes	$356	$279
+ Depreciation and amortization	277	297
- Interest income [1]	46	1
+ Interest expense	95	118
'- Non-operating pension/OPEB benefit (costs) credits [1]	(2)	7
- Foreign exchange losses, net [1]	(20)	(5)
+ Future reimbursable indirect costs	2	16
- Significant items	(8)	(111)
Operating EBITDA (non-GAAP)	$714	$818
1.Included in "Sundry income (expense) - net."

Reconciliation of "Cash provided by operating activities" to Adjusted Free Cash Flow	Three Months Ended
In millions (Unaudited)	Mar 31, 2023	Mar 31, 2022
Cash provided by operating activities (GAAP) [1]	$343	$209
Capital expenditures	(241)	(251)
Adjusted free cash flow (non-GAAP)	$102	$(42)
1.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities" for the three month periods noted. In addition, includes cash activity related to the Delrin® Divestiture in both periods and in the comparative period, includes cash activity related to the M&M Divestiture.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended March 31, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$356	$273	$0.58
Less: Significant items
Restructuring and asset related charges - net [4]	(14)	(11)	(0.02)	Restructuring and asset related charges - net
Gain on divestiture [5]	6	5	0.01	Sundry income (expense) - net
Total significant items	$(8)	$(6)	$(0.01)
Less: Amortization of intangibles	(147)	(115)	(0.25)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	(2)	(1)	—	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(2)	(1)	—	Selling, general and administrative expenses
Adjusted results (non-GAAP)	$515	$396	$0.84

Significant Items Impacting Results for the Three Months Ended March 31, 2022
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$279	$214	$0.42
Less: Significant items
Acquisition, integration and separation costs [6]	(8)	(6)	(0.01)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [4]	(7)	(5)	(0.01)	Restructuring and asset related charges - net
Asset impairment charges [7]	(94)	(65)	(0.13)	Restructuring and asset related charges - net
Terminated Intended Rogers Acquisition financing fees [8]	(2)	(1)	—	Interest expense
Income tax related item	—	(3)	(0.01)	Provision for income taxes on continuing operations
Total significant items	$(111)	$(80)	$(0.16)
Less: Amortization of intangibles	(153)	(119)	(0.23)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	7	5	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(16)	(12)	(0.02)	Cost of sales; Research and development expenses; Selling, general and administrative expenses
Adjusted results (non-GAAP)	$552	$420	$0.82
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes Board approved restructuring plans and other asset related charges.
5.Reflects post-closing adjustments related to previously divested businesses.
6.Acquisition, integration and separation costs related to strategic initiatives including the acquisition of Laird PM and the Intended Rogers Acquisition.
7.Reflects a pre-tax impairment charge related to an equity method investment.
8.Reflects structuring fees and the amortization of the commitment fees related to the financing agreements entered into in preparation for the Terminated Intended Rogers Acquisition.